Eagle Bulk Shipping, Inc. to Present at the BB&T 23rd Annual Transportation Services Conference

NEW YORK, NY, February 12, 2008 — Eagle Bulk Shipping, Inc. (NasdaqGS:EGLE) announced today that the Company’s Chairman and Chief Executive Officer, Sophocles N. Zoullas, will present at the BB&T 23rd Annual Transportation Services Conference on Thursday, February 14, 2008 at 3:00 P.M. Eastern Time. The Biltmore Hotel in Coral Gables, Florida is hosting the Conference.

The presentation can be heard live over the Internet by accessing http://www.wsw.com/webcast/bbt11/egle/. In addition, the accompanying slide presentation will be available in the Investor Relations section of Eagle Bulk’s website at www.eagleships.com.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping, Inc., headquartered in New York City, is a leading global owner of Supramax dry bulk vessels, which are dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons, or dwt, and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. Our strategy is to charter our modern fleet on medium to long-term time charters which allow us to take advantage of the stable cash flow and high utilization rates that are associated with such charters.

CONTACT:

Investor Contact

Eagle Bulk Shipping Inc.
Alan Ginsberg, Chief Financial Officer
(212) 785-2500

Media Contact

Perry Street Communications
Jonathan Morgan
(212) 741-0014